Exhibit (a)(1)(ii)

JOHN HANCOCK PATRIOT PREMIUM DIVIDEND FUND II LETTER OF TRANSMITTAL (PDT)

LETTER OF TRANSMITTAL TO TENDER SHARES OF JOHN HANCOCK PATRIOT PREMIUM DIVIDEND FUND II

Pursuant to the Offer to Purchase dated August 26, 2008, John Hancock Patriot Premium Dividend Fund II has offered to purchase up to 5%, or 2,768,417 shares, of its Common Stock. The offer expires at 5:00 p.m. New York City time on September 23, 2008, unless extended. See Instructions on the reverse side.

I/we, the undersigned, hereby surrender to you for tendering the share(s) identified below. I/we hereby agree to the terms and conditions of the Offer to Purchase dated August 26, 2008 ("Offer to Purchase"). I/we hereby certify and warrant that: (i) I/we have received and read the Offer to Purchase; (ii) I/we have complied with all instructions on the reverse side of this Letter of Transmittal and the requirements of the Offer to Purchase; (iii) I/we have full authority to surrender these certificate(s) and give the instructions in this Letter of Transmittal; and (iv) the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

Enclosed herewith is my certified check or money order for $25 for the service fee ("Service Fee"), as described in the Offer to Purchase made payable to Mellon Investor Services.

(1)

Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
Signature of Stockholder	Date	Daytime Telephone #

X
Signature of Stockholder	Date	Daytime Telephone #

(2) SUBSTITUTE FORM W-9
PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.
€→

Under penalties of perjury. I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. person (including a U.S. resident alien).
Certification instructions . You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:		Date:

PLACE AN ☒ IN ONE TENDER BOX ONLY

(3)
	•	Tender All

(4)		Partial		•
	•	Tender
			WHOLE SHARES		FRACTIONS

Certified Certificate(s) Number

If you cannot produce some or all of your John Hancock Patriot Premium Dividend Fund II stock certificates, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.

(5) AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S)
AND AGREEMENT OF INDEMNITY			Investor ID Number
THIS AFFIDAVIT IS INVALID IF A CHECK IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND NOTARIZED BELOW. NOTE: FOREIGN OWNERS MUST also include Apostille seal or legal equivalent.

TOTAL SHARES LOST F
Please Fill In Certificate No(s ). if Known	Number of Shares

Attach separate schedule if needed

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to  request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I/We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company  (the Surety), Mellon Investor Services LLC, John Hancock Patriot Premium Dividend Fund II, all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in  respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to  inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred,  I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder)		on this (date)
	(Deponent) (Indemnitor) (Heirs Individually)		Month Day Year

Social Security #	Date		Notary Public

Lost Securities Surety Premium/Service Fee Calculation
The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.
1. Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:
• Enter number of share(s) lost ____________________X (Cash Rate) $9.82 = $ ___________________ share value

• If the share value exceeds $500,000, or if the shareholder is foreign and the share value exceeds $100,000, do not complete this affidavit. Complete only  the Transmittal Form and contact Mellon Investor Services regarding the lost certificate(s).

2. Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.
• The surety premium equals 1% (.01) of the share value noted in line 1 above: $_____________X (1%) or (.01) = .... $____________ Surety Premium
3. Add the service fee based on the share value fee guide noted below.....................................................$____________ Service Fee
• If the share value is less than or equal to $250.00, the Service Fee = $50.00
• If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00
• If the share value is greater than $3,000.00, the Service Fee = $200.00
4. Total amount due (add lines 2 & 3)…....................................................................................................................................$______________ Total Amount
Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to Mellon Investor Services.

(6)		(7)
Special Transfer Instructions		Special Mailing Instructions

If you want your stock certificate(s) for John Hancock Patriot Premium Dividend Fund II shares and/or check for cash to be issued in another name, fill in this section with the information for the new account/payee name.

Signature Guarantee Medallion

Fill in ONLY if you want your stock certificate(s) for John Hancock Patriot Premium Dividend Fund II shares and/or check for cash to be mailed to someone other than  the registered holder or to the registered holder at an address other than that shown on the front of this Letter of Transmittal.

Place an ☒ in all that apply:
Place an ☒ in all that apply:
☐ Register certificate(s) and/or ☐ issue check(s) to:
☐ Register certificate(s) and/or ☐ issue check(s) to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor - Please Print)	Address (Number and Street)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

(1)

Sign, date and include your daytime telephone number in this Transmittal form in Box 1. After completing all other applicable sections, return this Letter of Transmittal and your stock certificates in the enclosed envelope. Please note that if you fail to enclose a certified check or money order for the $25.00 Service Fee made payable to Mellon Investor Services or if the certified check fails to clear, your tender will be deemed incomplete and will be rejected. The method of delivery of any documents, including share certificates, is at the election and risk of the tendering shareholder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

(2)

PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services LLC may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

(3)	If you are tendering all your shares for cash, please check this box only.

(4)	If you are tendering some of your shares for cash, please check the box, indicate the number of shares you wish to tender and receive in cash.

(5)

If you cannot produce some or all of your John Hancock Patriot Premium Dividend Fund II stock certificates, you must obtain a lost instrument open penalty surety bond and file it with Mellon Investor Services LLC. To do so through the Mellon Investor Services LLC’s program with Federal Insurance Company, complete Box 5 on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay Mellon Investor Services LLC its service fee only. Please contact us at the number provided below for further instructions on obtaining your own bond. Note that this amount is in addition to the $25 Service Fee.

(6)

If you want your certificate(s) for John Hancock Patriot Premium Dividend Fund II shares and/or check for cash to be issued in another name, fill in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

(7)

Complete Box 7 only if your certificate(s) for John Hancock Patriot Premium Dividend Fund II shares and/or check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.

HOW TO CONTACT MELLON INVESTOR SERVICES LLC

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:
1-877-289-0135 (Toll Free)
From outside the U.S.:
1-201-680-6579 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS
By Mail:	By Overnight Courier or By Hand:

Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Corporate Action Dept., 27th Floor	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310